As filed with the Securities and Exchange Commission on June 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TAOPING INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

21st Floor, Everbright Bank BuildingZhuzilin, Futian District

Shenzhen, Guangdong 518040

People’s Republic of China

+86-755-88319888

(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, and telephone number of agent for service)

Copies of Correspondence to:

Kevin (Qixiang) Sun, Esq.

Bevilacqua PLLC

1050 Connecticut Avenue, NW, Suite 500

Washington, DC 20036

202-869-0888

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated June 27, 2025

TAOPING INC.

$100,000,000

Ordinary Shares

Debt Securities

Warrants

Rights

Units

Taoping Inc., a British Virgin Islands Business Company, may offer, issue and sell from time to time ordinary shares, no par value (the “Ordinary Shares”), debt securities, warrants, rights or units up to $100,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. Throughout this prospectus, unless the context indicates otherwise, references to “Taoping” or “the Company” refer to Taoping Inc., a holding company and references to “we,” “us,” “our” or “our company” are to Taoping and its consolidated subsidiaries.

Taoping may sell any combination of these securities in one or more offerings. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

The Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “TAOP.” On June 26, 2025, the closing sale price of the Ordinary Share was $4.52. As of June 27, 2025, the aggregate market value of outstanding Ordinary Shares held by non-affiliates was approximately $8.1 million based on 1,002,100 outstanding Ordinary Shares, of which approximately 916,864 Ordinary Shares were held by non-affiliates, and the last sale price of Ordinary Shares as reported by the Nasdaq Capital Market of $8.85 per share on May 10, 2025, which was the highest closing price of Ordinary Shares reported on the Nasdaq Capital Market within the last 60 days prior to the date of this filing. Pursuant to General Instruction I.B.5 of Form F-3, in no event will the aggregate market value of securities sold by Taoping or on its behalf during the 12 calendar month period immediately prior to, and including, the date of any such sale exceed one-third of the aggregate market value of its voting and non-voting common equity held by non-affiliates, calculated in accordance with General Instruction I.B.5 of Form F-3 so long as the aggregate market value of Taoping’s outstanding voting and non-voting common equity held by non-affiliates remains below $75 million. Taoping has offered approximately $1.02 million of Ordinary Shares pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Unless otherwise noted, the share and per share information in this prospectus have been adjusted to give effect to the one-for-thirty (1-for-30) reverse stock split of the outstanding Ordinary Shares which became effective on May 29, 2025 (the “May 2025 Reverse Stock Split”).

Taoping may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in Taoping’s securities involves a high degree of risk. You are urged to carefully consider the risk factors beginning on page 10 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus before making any decision to invest in the securities.

Investors purchasing securities in this offering are purchasing securities of Taoping, the British Virgin Islands holding company rather than securities of Taoping’s subsidiaries that have substantive business operations in China.

Taoping is not an operating company but rather a holding company incorporated in the British Virgin Islands. Because Taoping has no business operations of its own, we conduct our business through Taoping’s operating subsidiaries, primarily in China. This structure involves unique risks to investors and you may never directly hold equity interests in Taoping’s operating entities. You are specifically cautioned that there are significant legal and operational risks associated with being based in or having the majority of operations in China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition, results of operations and the market price of Taoping’s securities. Moreover, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities being registered for sale or could significantly limit or completely hinder Taoping’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to the holding corporate structure, see “Risk Factors — Risks Related to Doing Business in China —  The PRC government has increasingly strengthened oversight in offerings conducted overseas or on foreign investment in China-based issuers, which could result in a material change in our operations and our Ordinary Shares could decline in value or become worthless” on page 11.

Specifically, the government of China (which is also referred to as “PRC”) recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that our subsidiaries in Hong Kong or mainland China are directly subject to these regulatory actions or statements, as we have not carried out any monopolistic behavior and our business does not involve the collection of personal information or implicate national security. We also have dissolved the variable interest entity structure in 2021 as our business does not involve any type of restricted industry. However, since these statements and regulatory actions by the PRC government are newly published and detailed official guidance and related implementation rules have not been issued or taken effect, uncertainties exist as to how soon the regulatory bodies in China will finalize implementation measures, and the impacts the modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list securities on an U.S. or other foreign exchange. For a detailed description of various risks related to doing business in China, see “Risk Factors — Risks Related to Doing Business in China” beginning on page 10.

In addition, pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”) enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to Public Company Accounting Oversight Board (the “PCAOB”) inspections for three consecutive “non-inspection” years, the Securities and Exchange Commission (the “SEC”) is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” was signed into law, which contained an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange or over-the-counter markets if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong because of a position taken by one or more authorities in such jurisdictions. In addition, the PCAOB’s report identified specific registered public accounting firms which are subject to these determinations. Our current registered public accounting firm, PKF Littlejohn LLP (“PKF”) is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. PKF is subject to full inspection by the PCAOB and the PCAOB is able to inspect the audit workpapers of our China subsidiaries, as such workpapers are electronic files possessed by our registered public accounting firms. However, if the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in Taoping’s securities would be prohibited under the HFCA Act. See “Risk Factor—Risks Related to Doing Business in China — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and the HFCA Act, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our continued listing, future offerings, business operations share price and reputation.” on page 17.

Cash is transferred through our organization in the following manner:

●	Our equity structure is a direct holding structure, that is, Taoping, the British Virgin Islands entity listed in the U.S., controls its operating subsidiaries in China, through Taoping Holdings Limited, a British Virgin Islands subsidiary of Taoping (“Taoping Holdings”). See “Prospectus Summary — Corporate Structure” on page 4 for more details.

●	As of the date of this prospectus, neither Taoping nor any of its subsidiaries have paid dividends or made distributions to U.S. investors.

●	Within our direct holding structure, the cross-border transfer of funds from Taoping to its Chinese subsidiaries is legal and compliant with the laws and regulations of China. Taoping is permitted to provide funding to its subsidiaries in mainland China in the form of shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements of the respective jurisdiction. Historically, cash proceeds raised from overseas financing activities by Taoping have been first transferred to its BVI subsidiary, Taoping Holdings. Whenever we need to make capital contributions to either of our PRC subsidiaries by contributing any of such net proceeds, and convert the contributed proceeds into RMB, we will need to increase the PRC subsidiary’s registered capital by registering and/or filing the increase with the Ministry of Commerce or one of its local branches, the State Administration of Foreign Exchange (“SAFE”) or one of its local branches, or an authorized bank. If we transfer any of the proceeds to one of our PRC subsidiaries through loans, under current PRC law we will also need to register such loans with the SAFE or one of its local branches, and the amount that we may convert into RMB and loan to one of these entities will be limited by applicable SAFE regulations, in the case of a loan to one of our PRC subsidiaries, to the greater of (i) the difference between the subsidiary’s approved total investment and the subsidiary’s total registered capital and (ii) two times the PRC subsidiary’s net assets all subsidiaries in mainland China.

●	As a holding company, Taoping relies on dividends and other distributions on equity paid by its operating subsidiaries in China for cash requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders or to any service expenses it may incur. For operating subsidiaries in mainland China, they will need first transfer funds to all subsidiaries in mainland China in accordance with applicable laws and regulations of China and then to Taoping through Taoping Holdings. Taoping will then distribute dividends to its shareholders in proportion to their respective shareholding, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. As of the date of this prospectus, none of our subsidiaries has made any transfers, dividends or other distributions to Taoping, the holding company. We intend to retain most, if not all, of our available funds and any future earnings after this offering to the development and growth of our business and do not expect to pay dividends in the foreseeable future.

●	The ability of our subsidiaries in mainland China to distribute dividends is based upon their distributable earnings. Current PRC regulations permit these subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our subsidiaries in mainland China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. These reserves are not distributable as cash dividends. In addition, if any of our operating subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Taoping. We believe, other than above, current PRC laws and regulations do not prohibit or limit using cash generated from one subsidiary to fund another subsidiary’s operations. Our subsidiaries in mainland China have historically from time to time funded other subsidiaries’ operations. We currently do not have our own cash management policy and procedures that dictate how funds are transferred.

The table below presents the cash flows between our subsidiaries for the fiscal years ended December 31, 2024 and 2023.

	Years Ended December 31,
Cash Flows Between Subsidiaries	2024	2023
Advances between subsidiaries(1)	3,216,717	1,281,636
Settlement of trade credits between subsidiaries(2)	-	-
Additional paid-in capital by immediate parent company	69,868	401,804
Intercompany dividends or other distributions	-	-

(1) Represent the sum of advances among offshore subsidiaries (including then-existing BVI subsidiary and Hong Kong subsidiary), and between such offshore subsidiaries and PRC subsidiaries in mainland China. These advances were made in the ordinary course of business, payable on demand and interest free.

(2) The trade credits extended between subsidiaries primarily related to provision of services, sales of products, and sublease of office between PRC subsidiaries. For the years ended December 31, 2024 and 2023, the trade credits between subsidiaries amounted to $264,785 and $1,140,536, respectively. The Company’s subsidiaries only record but do not settle the trade credits in cash between them, which is allowed under the PRC laws.

Restrictions on Cash Transfers

We face various restrictions and limitations on foreign exchange, our ability to transfer cash between entities, across borders and to U.S. investors, and our ability to distribute earnings from our subsidiaries to Taoping and holders of our Ordinary Shares. If our subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our PRC subsidiaries are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Pursuant to laws applicable to entities incorporated in the PRC, our subsidiaries in the PRC must make appropriations from after-tax profit to non-distributable reserve funds. These reserve funds include one or more of the following: (i) a general reserve, (ii) an enterprise expansion fund and (iii) a staff bonus and welfare fund. Subject to certain cumulative limits, the general reserve fund requires an annual appropriation of 10% of after-tax profit (as determined under accounting principles generally accepted in the PRC at each year-end) until the accumulative amount of such reserve fund reaches 50% of its registered capital; the other fund appropriations are at the subsidiaries’ discretion. These reserve funds can only be used for the specific purposes of enterprise expansion, staff bonus and welfare, and are not distributable as cash dividends. Also, due to restrictions on the distribution of share capital from our PRC subsidiaries, the share capital of our PRC subsidiaries, is considered restricted.

Due to various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we may not be able to obtain the necessary government approvals or complete the necessary government registrations or other procedures on a timely basis, or at all, with respect to future loans or capital contributions by us to our PRC subsidiaries. This may delay or prevent us from using our offshore funds to make loans or capital contribution to our PRC subsidiaries, and thus may restrict our ability to execute our business strategy, and materially and adversely affect our liquidity and our ability to fund and expand our business.

Furthermore, due to restrictions on foreign exchange placed on our PRC subsidiaries by the PRC government under PRC laws and regulations, to the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund our operations outside of the PRC, the funds may not be available due to such limitations unless and until related approvals and registrations are obtained. Under regulations of the SAFE of China, the Renminbi is not convertible into foreign currencies for capital account items, such as loans, repatriation of investments and investments outside of China, unless the prior approval of the SAFE is obtained and prior registration with the SAFE is made.

For more information, see the section entitled “Incorporation of Certain Information by Reference” below regarding information of our audited consolidated financial statements for the years ended December 31, 2024, 2023 and 2022 appearing in our most recent annual report on Form 20-F.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, Taoping may sell its securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000 (or its equivalent in foreign or composite currencies).

This prospectus provides you with a general description of the securities that may be offered. Each time Taoping offers its securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that Taoping is offering under this prospectus, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our Annual Report on Form 20-F and our other SEC reports.

Unless otherwise noted, the share and per share information in this prospectus reflects the May 2025 Reverse Stock Split as if it had occurred at the beginning of the earliest period presented.

Company Overview

We are a provider of cloud-app technologies for Smart City IoT platforms, digital advertising delivery, and other internet-based information distribution systems in China. Our Internet ecosystem enables all participants of the new media community to efficiently promote branding, disseminate information, and exchange resources. In addition, we provide a broad portfolio of software and hardware with fully integrated solutions, including Information Technology infrastructure, Internet-enabled display technologies, and IoT platforms to customers in government, education, residential community management, media, transportation, and other private sectors.

Prior to 2014, we generated the majority of our revenues through selling our products and services mostly to the public service entities to help them improve their operational efficiency and service quality. Our representative customers included the China Ministry of Public Security, provincial bureaus of public security, fire departments, traffic bureaus, police stations, human resource departments, urban planning boards, civic administrations, land resource administrations, mapping and surveying bureaus, and the Shenzhen General Station of Immigration Frontier Inspection.

Since 2014, we have expanded and diversified our customer base into the private sector as well. Our customers in the private sector include, among others, elevator maintenance companies, residential community management, advertising agencies, auto dealerships, and educational institutes. Our new corporate mission is to make publicity accessible and affordable for businesses of all sizes.

We generated revenues from sales of hardware products, software products, system integration services, and related maintenance and support services. In 2015, with the introduction of our cloud-based software as a service (SaaS) offering, we expected to generate additional recurring monthly revenues from SaaS fees. In 2019 and 2020, only a very small portion of our revenue was generated from SaaS, which is expected to increase in the coming years with the nationwide roll-out of our cloud-based ad display terminal network.

In May 2017, we completed our transformation to a provider of CAT and IoT technology based digital advertising distribution network and new media resource sharing platform, and offered an end-to-end digital advertising solution enabling customers to efficiently and cost-effectively direct advertisements to specific interactive ad display terminals in the out-of-home advertising market across China. In 2017, we became profitable as a result of a successful transition of our business model. We continued to improve our financial position in 2018. However, as a result of the outbreak of Covid-19 pandemic in 2020, our business was negatively impacted from 2020 to 2022, and experienced certain recovery in 2023 with rebounded customer demands of our products. We had net loss of approximately $1.8 million, $0.7 million and $7.1 million respectively in 2024, 2023, and 2022.

On June 9, 2021, the Company consummated an acquisition of 100% of the equity interest of Taoping New Media Co., Ltd (“TNM”), a leading media operator in China’s out-of-home digital advertising industry. Mr. Jianghuai Lin, the Chairman and CEO of the Company, who owns approximately 27.1% of total shares outstanding of the Company, owned approximately 51% of TNM. TNM focuses on digital life scenes and mainly engaged in selling out-of-home advertising time slots on its networked smart digital advertising display terminals with artificial intelligence and big data technologies. The acquisition of TNM is expected to enhance the Company’s presence in the new media and advertising sectors.

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In 2021, the Company ventured into blockchain related business through the launch of cryptocurrency mining operations and established new subsidiaries in Hong Kong to diversity revenue streams, following a decline in its Traditional Information Technology (TIT) business segment.

In September 2021, the Company and the Company’s wholly owned subsidiary, Information Security Technology (China) Co., Ltd. entered into an equity transfer agreement with Mr. Jianghuai Lin, the sole shareholder of iASPEC. Upon closing of the equity transfer, the Company’s existing variable interest entity structure was dissolved and iASPEC became a wholly owned indirect subsidiary of the Company.

In January 2022, the Company completed the acquisition of 100% equity interest of Zhenjiang Taoping IoT Tech. Co., Ltd (“ZJIOT”), aiming to accelerate the Company’s smart charging pile and digital new media businesses in East China.

In December 2022, the Company entered into a series of contracts with certain third parties to sell its cryptocurrency mining and related equipment for a total sale price of approximately $1.08 million. The Company also terminated the leases for both the office facility and the storage rooms, which were previously used to house most of its mining machines for its cryptocurrency mining operations, and laid off relevant employees. As a result, the Company had ceased its cryptocurrency mining business by December 31, 2022. The Company disposed of 100% equity interests of Taoping Digital Assets (Hong Kong) Limited to an unrelated third party for nil consideration on September 6, 2023, and disposed of 100% equity interests of Taoping Digital Assets (Asia) Limited and Taoping Capital Limited (including their respective subsidiary) to an unrelated third party for nil consideration on October 27, 2023.

In May 2023, the Company established a subsidiary Taoping EP Holdings (Shenzhen) Co., Ltd. with a majority stake of 51%, to explore the new off-grid wastewater treatment business line.

In September 2023, the Company acquired 80% equity from other shareholders of Fujian Taoping Investment Co., Ltd. with nil consideration, to expand its digital advertising and other businesses in Fujian Province. As a result of the acquisition, the Company currently owns 100% of Fujian Taoping Investment Co, Ltd.

In November 2023, the Company established a subsidiary Taoping (Guangxi) EP Tech Co., Ltd. to expand its wastewater treatment business in Guangxi Province.

In April 2024, the Company established a subsidiary Taoping Industrial (Yunnan) Co., Ltd. to explore smart agricultural related businesses in Yunnan Province.

In June 2024, ZJIOT was dissolved as a result of the Company’s business realignment.

In January 2025, Taoping Digital Tech. (Jiangsu) Co., Ltd. was dissolved as a result of the Company’s business realignment.

We report financial and operational information in the following three segments:

(1)	Cloud-based Technology (CBT) segment - It includes the Company’s cloud-based products, high-end data storage servers and related services sold to private sectors including new media, healthcare, education and residential community management, and among other industries and applications. In this segment, the Company generates revenues from the sales of hardware and software total solutions with proprietary software and content as well as from designing and developing software products specifically customized for private sector customers’ needs for a fixed price. The Company includes the revenue and cost of revenue of high-end data storage servers in the CBT segment. Advertising services is included in the CBT segment, after the Company consummated the acquisition of TNM. Advertisements are delivered to the ads display terminals and vehicular ads display terminals through the Company’s cloud-based new media sharing platform. Incorporation of advertising services complements the Company’s out-of-home advertising business strategy.

(2)	Blockchain Technology (BT) segment - The BT segment is the Company’s newly formed business sector. Cryptocurrency mining is the first initiative implemented in the BT segment. However, due to the decreased output and the highly volatile cryptocurrency market, the Company had ceased the operation of the BT segment by December 2022.

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(3)	Traditional Information Technology (TIT) segment -The TIT segment includes the Company’s project-based technology products and services sold to the public sector. The solutions the Company has sold primarily include Geographic Information Systems (GIS), Digital Public Security Technology (DPST), and Digital Hospital Information Systems (DHIS). In this segment, the Company generates revenues from sales of hardware and system integration services. As a result of the business transformation, the TIT segment is gradually being phased out in 2021.

Corporate Information

Taoping was incorporated in the British Virgin Islands under the BVI Business Companies Act (As Revised) (the “BVI Act”) on June 18, 2012. Our principal executive offices are located at 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen 518040 Guangdong China. The telephone number at our executive offices is +86-755-88319888.

Taoping’s registered agent in the British Virgin Islands is Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. Taoping’s agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our website can be found at http://www.taop.com. Information on our website is not incorporated by reference into this prospectus, any prospectus supplement or into any information incorporated herein by reference. You should not consider information on our website to be part of this prospectus, prospectus supplement, any free writing prospectus or any information incorporated by reference herein.

Retrospective Presentation of May 2025 Reverse Stock Split

Except as otherwise indicated, all references to our Ordinary Shares, share data, per share data and related information have been adjusted for the May 2025 Reverse Stock Split as if it had occurred at the beginning of the earliest period presented.

Corporate Structure

The following diagram illustrates our current corporate structure.

TAOPING INC.
【BVI】
100%
TAOPING HOLDINGS LIMITED
【BVI】
100%
TAOPING GROUP (CHINA) LTD.
【Hong Kong】
100%
Information Security IoT Tech. Co., Ltd.
【PRC】
100%
TopCloud Software (China) Co., Ltd.
【PRC】
100%
Information Security Tech. (China) Co., Ltd.
【PRC】
100%
Taoping (Guangxi) EP Tech. Co., Ltd.
【PRC】
100%
Taoping Industrial (Yunnan) Co., Ltd.
【PRC】
51%
Taoping EP Holdings (Shenzhen) Co., Ltd.
【PRC】
100%
Biznest Internet Tech. Co., Ltd.
【PRC】
100%
iASPEC Bocom IoT Tech. Co., Ltd.
【PRC】
100%
Taoping New Media Co., Ltd.
【PRC】
100%
Fujian Taoping Investment Co., Ltd.
【PRC】

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Summary of Risk Factors

There are a number of risks that you should consider and understand before making an investment decision regarding the securities being offered under this prospectus. You should carefully consider all of the information set forth in this prospectus and, in particular, the specific factors set forth in the section titled “Risk Factors” below. These risks include, but are not limited to:

●	As of the date of this prospectus, based on the legal analysis of the Company’s in-house legal counsel, who is a licensed attorney in the PRC, we believe that we are not required to obtain any approval or prior permission for Taoping to offer its securities to foreign investors from the China Securities Regulatory Commission (the “CSRC”) or any other Chinese regulatory authority under the Chinese laws and regulations currently in effect. As of the date of this prospectus, neither Taoping nor any of its subsidiaries has been informed by the CSRC, Cybersecurity Administration of China (the “CAC”) or any other Chinese regulatory authority of any requirements, approvals or permissions that we should obtain prior to this offering. Neither Taoping nor any of its subsidiaries has obtained the approval or clearance from either the CSRC or any other Chinese regulatory authority for the offering that we may make under this prospectus and any applicable prospectus supplement. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC regulatory agencies, including the CSRC or the CAC, may not reach the same conclusion as us. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required but the CSRC or other PRC regulatory body subsequently determines that we need to obtain the approval for this offering or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules subsequently that would require us to obtain CSRC or other governmental approvals for this offering, the Company may not be able to proceed with this offering, face adverse actions or sanctions by the CSRC or any other PRC regulatory agencies. In any such event, these regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, the value of the securities that we are registering, as well as Taoping’s ability to offer or continue to offer securities to investors or cause such securities to significantly decline in value or become worthless. The risks arising from the legal system in China include risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little, if any, advance notice. As a result, there can be no assurance that we will not be subject to such requirements, approvals or permissions in the future. For additional information, see “Risk Factors—Risks Relating to Doing Business in China — The PRC government has increasingly strengthened oversight in offerings conducted overseas or on foreign investment in China-based issuers, which could result in a material change in our operations and our Ordinary Shares could decline in value or become worthless.” on page 11 and “Risk Factors — Risks Relating to Doing Business in China — The PRC government exerts substantial influence over the manner in which we conduct our business activities. Its oversight over our business could result in a material adverse change in our operations and the value of our Ordinary Shares. The evolvement in laws, regulations and policies in China might materially and adversely affect us.” on page 10.

●	There are significant legal and operational risks associated with having significant business operations in China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition, results of operations and the value of the securities that we are registering. Any such changes may take place quickly and with very little notice and as a result, could significantly limit or completely hinder Taoping’s ability to offer or continue to offer its securities to investors, and could cause the value of Taoping’s securities to significantly decline or become worthless. We may be exposed to compliance costs and regulatory risks if we fail to fully and accurately understand the laws and regulations under the PRC legal system and our business operation may be adversely affected, and as a result, could significantly limit or completely hinder our ability to offer or continue to offer Taoping’s securities to investors, and could cause the value of Taoping’s securities to significantly decline. Recent statements made and regulatory actions undertaken by China’s government, such as those related to data security or anti-monopoly concerns and any other future laws and regulations may require us to incur significant expenses and could materially affect our ability to conduct our business or accept foreign investments. For additional information, see “Risk Factors — Risks Relating to Doing Business in China — Changes in U.S. and Chinese regulations or in relations between the United States and China may adversely impact our business, our operating results, our ability to raise capital and the value of the securities that we are registering.” on page 12.

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●	The increased regulatory scrutiny focusing on U.S.-listed companies with significant operations in China in the U.S. could add uncertainties to our business operations, share price and reputation. In recent years, as part of increased regulatory focus in the United States on access to audit information, the United States enacted the HFCA Act in December 2020. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” was signed into law, which contained an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange or over-the-counter markets if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong, because of positions taken by authorities in the jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. Our current registered public accounting firm, PKF is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. PKF is subject to full inspection by the PCAOB and the PCAOB is able to perform its inspection. On August 26, 2022, CSRC, the MOFCOM, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in China and Hong Kong. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. When the PCAOB reassesses its determinations in the future, it could still determine that it is unable to inspect and investigate completely accounting firms based in mainland China and Hong Kong. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations under the HFCA Act if needed. There can be no assurance that we will continue to be able to comply with requirements imposed by U.S. regulators if the PCAOB is not able to fully inspect any component of our auditor’s work papers in the future. Delisting of the Company’s Ordinary Shares would force holders to sell their shares. The market price of Taoping’s Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance. For additional information, see “Risk Factors — Risks Relating to Doing Business in China — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and the HFCA Act, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our continued listing, future offerings, business operations share price and reputation” on page 17.

●	As of the date of this report, based on the legal analysis of the Company’s in-house legal counsel, who is a licensed attorney in the PRC, we believe, according to the laws and regulations currently in effect, our PRC subsidiaries are able to conduct their business without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC and none of Taoping or our subsidiaries is required to obtain additional licenses or permits beyond a regular business license for each PRC subsidiary’s operations. Each of our PRC subsidiaries is required to obtain and has obtained such regular business license. However, we cannot assure you that our PRC subsidiaries are always able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of our present or future business. If our PRC subsidiaries (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC subsidiaries are required to obtain such permissions or approvals in the future, we could be subject to fines, legal sanctions or an order to suspend our PRC operating subsidiaries’ business, which may materially and adversely affect the business, financial condition and results of operations of us. For additional information, see “Risk Factors — Risks Relating to Doing Business in China — Uncertainties exist with respect to the interpretation and implementation of PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” on page 19.

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●	If the regulations related to the business operations of our PRC subsidiaries changes significantly in the future and our PRC subsidiaries are not able to substantially comply with such regulations, the business operations of our PRC subsidiaries may be materially and adversely affected, and the value of our Ordinary Shares may significantly decrease. For additional information, see “Risk Factors — Risks Relating to Doing Business in China — If the regulations related to the business operations of our PRC subsidiaries changes significantly in the future and our PRC subsidiaries are not able to substantially comply with such regulations, the business operations of our PRC subsidiaries may be materially and adversely affected, and the value of our Ordinary Shares may significantly decrease” on page 14.

●	If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us. For additional information, see “Risk Factors — Risks Relating to the Company Securities — If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us” on page 24.

●	The trading price of Taoping’s Ordinary Shares has been and likely continue to be highly volatile, which could result in significant losses to holders of the Ordinary Shares. For additional information, see “Risk Factors — Risks Relating to the Company Securities — The trading price of the Company’ Ordinary Shares is highly volatile, leading to the possibility of its value being depressed at a time when you want to sell your holdings” on page 25.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of your shares for return on your investment. For additional information, see “Risk Factors — Risks Relating to the Company Securities — We do not intend to pay dividends for the foreseeable future” on page 27.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law and a significant majority of our current business operations are conducted in the PRC. For additional information, see “Enforcement of Civil Liabilities — People’s Republic of China” on page 43 and “Risk Factors — Risks Relating to the Company Securities — We are a BVI company and, because judicial precedent regarding the rights of shareholders is more limited under BVI law than that under U.S. law, you may have less protection for your shareholder rights than you would under U.S. law” on page 28.

●	Taoping is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. For additional information, see “Risk Factors — Risks Relating to the Company Securities — We are a “foreign private issuer” within the meaning of the rules under the Exchange Act and have disclosure obligations that are different than those of U.S. domestic reporting companies. Therefore, you should not expect to receive the same information about us as a U.S. domestic reporting company may provide. Furthermore, if we lose our status as a foreign private issuer, we would be required to fully comply with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and incur significant operational, administrative, legal, and accounting costs that we would not incur as a foreign private issuer” on page 27.

●	As a foreign private issuer, Taoping is permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of Taoping’s securities. For additional information, see “Risk Factors — Risks Relating to the Company Securities — As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of the Company’s securities” on page 10.

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Dividends and other Distributions

Taoping is a holding company, and it may rely on dividends and other distributions on equity paid by its subsidiaries for Taoping’s cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders or to service any expenses and other obligations it may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our Chinese subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Taoping. To date, there have not been any such dividends or other distributions from our Chinese subsidiaries to our subsidiaries located outside of China. In addition, as of the date of this prospectus, none of our subsidiaries have ever made any transfers, dividends or distributions to Taoping or its shareholders outside of China. Furthermore, as of the date of this prospectus, neither Taoping nor any of its subsidiaries have ever paid dividends or made distributions to U.S. investors. We intend to retain most, if not all, of our available funds and any future earnings after this offering to the development and growth of our business. We do not expect to pay dividends in the foreseeable future.

Other than above, current PRC laws and regulations do not prohibit or limit using cash generated from one subsidiary to fund another subsidiary’s operations. Our subsidiaries in mainland China have historically from time to time funded other subsidiaries’ operations. Other than complying with the applicable PRC laws and regulations, we currently do not have our own cash management policy and procedures that dictate how funds are transferred.

Taoping is permitted under PRC laws and regulations as an offshore holding company to provide funding to its PRC subsidiaries in China only through loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements. Historically cash proceeds raised from overseas financing activities were transferred by Taoping to our Chinese subsidiaries via capital contribution or shareholder loans, as the case may be. According to the regulations related to foreign investment and foreign currency of the PRC, any funds Taoping transfers to its PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises in China, there are no quantity limits on Taoping’s ability to make capital contributions to its PRC subsidiaries. However, any of our PRC subsidiaries may not procure loans which exceed the difference between its registered capital and its total investment amount as recorded in the Foreign Investment Comprehensive Management Information System.

In addition, all foreign-invested enterprises established in the PRC are allowed to settle their foreign exchange capital on a discretionary basis according to the actual needs of their business operation and use RMB converted from foreign currency-denominated capital for equity investments. However, foreign-invested enterprises are prohibited from, among other things, using RMB funds converted from their foreign exchange capital for expenditure beyond their business scope or providing loans to non-associated enterprises. However, there are substantial uncertainties with respect to interpretation and implementation of relevant PRC laws and regulations in practice. Such PRC laws and regulations may delay or limit us from using the proceeds of offshore offerings to make additional capital contributions to our PRC subsidiaries and may adversely affect our liquidity and our ability to fund and expand our business in the PRC. Any violations of these laws and regulations could result in severe monetary or other penalties.

For additional information, see “Risk Factors—Risks Relating to Doing Business in China— PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent Taoping from making additional capital contributions or loans to its PRC subsidiaries” on page 16.

Regulatory Permissions to Operate Business and for the Offering of Securities to Foreign Investors

The establishment, operation and management of corporate entities in mainland China are governed by the Company Law of the People’s Republic of China, or the China Company Law, which was adopted by the Standing Committee of the National People’s Congress (“SCNPC”) in December 1993, implemented in July 1994, and subsequently amended in December 1999, August 2004, October 2005, December 2013, October 2018 and December 2023. Under the China Company Law, companies are generally classified into two categories: limited liability companies and companies limited by shares. The China Company Law also applies to both domestic and foreign-invested companies.

Investment activities in mainland China by foreign investors are governed by the Guiding Foreign Investment Direction, which was promulgated by the State Council on February 11, 2002, and came into effect on April 1, 2002, and the latest Special Administrative Measures (Negative List) for Foreign Investment Access (2024), or the Negative List, which was promulgated by the Ministry of Commerce (“MOFCOM”) and the National Development and Reform Commission (“NDRC”) on September 6, 2024, and took effect on November 1, 2024. The Negative List sets out in a unified manner the restrictive measures, such as the requirements on shareholding percentages and management, for the access of foreign investments, and the industries that are prohibited for foreign investment. Any field not falling in the Negative List shall be administered under the principle of equal treatment to domestic and foreign investment.

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The Foreign Investment Law of the People’s Republic of China, or the Foreign Investment Law was promulgated by the NPC in March 2019 and become effective in January 2020. The investment activities of foreign natural persons, enterprises or other organizations (hereinafter referred to as foreign investors) directly or indirectly within the territory of mainland China are governed by the Foreign Investment Law, including: 1) establishing by foreign investors of foreign-invested enterprises in mainland China alone or jointly with other investors; 2) acquiring by foreign investors of shares, equity, property shares, or other similar interests of Chinese domestic enterprises; 3) investing by foreign investors in new projects in mainland China alone or jointly with other investors; and 4) other forms of investment prescribed by laws, administrative regulations or the State Council.

In December 2019, the State Council issued the Regulations on Implementing the Foreign Investment Law, which came into effect in January 2020. After the Regulations on Implementing the Foreign Investment Law came into effect, the Regulation on Implementing the Law on Sino-foreign Equity Joint Ventures, Provisional Regulations on the Duration of Sino-Foreign Equity Joint Ventures, the Regulations on Implementing the Law on Wholly Foreign-Owned Enterprises and the Regulations on Implementing the Law on Sino-Foreign Cooperative Joint Ventures have been repealed simultaneously.

In December 2019, the MOFCOM and the State Administration for Market Regulation (“SAMR”) issued the Measures for the Reporting of Foreign Investment Information, which came into effect in January 2020. After the Measures for the Reporting of Foreign Investment Information came into effect, the Interim Measures on the Administration of Filing for Establishment and Change of Foreign Invested Enterprises has been repealed simultaneously. Since January 1, 2020, for foreign investors carrying out investment activities directly or indirectly in mainland China, the foreign investors or foreign-invested enterprises shall submit investment information to the relevant commerce administrative authorities pursuant to these measures.

In light of the above restrictions and requirements, prior to the dissolution of our VIE structure in September 2021, we conducted our value-added telecommunications businesses through our then consolidated VIEs. As a result of the dissolution of our VIE structure, we ceased the e-commerce and related businesses which had constituted a minor portion of our consolidated revenue. Based on the legal analysis of the Company’s in-house legal counsel, who is a licensed attorney in the PRC, we believe that none of our PRC subsidiaries’ current business is stipulated on the Negative List (2024 Version).

As a result, according to the laws and regulations currently in effect, our PRC subsidiaries are able to conduct their business without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC and none of Taoping or our subsidiaries is required to obtain additional licenses or permits beyond a regular business license for each PRC subsidiary’s operations. Each of our PRC subsidiaries is required to obtain and has obtained such regular business license from the local branch of the SAMR. No application for any such license has been denied.

However, we cannot assure you that our PRC subsidiaries are always able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of our present or future business. If our PRC subsidiaries (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC subsidiaries are required to obtain such permissions or approvals in the future, we could be subject to fines, legal sanctions or an order to suspend our PRC operating subsidiaries’ business, which may materially and adversely affect the business, financial condition and results of operations of us. See “Risk Factors — Risks Relating to Doing Business in China — Uncertainties exist with respect to the interpretation and implementation of PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” on page 19.

In connection with our previous issuance of securities, under current PRC laws, regulations and regulatory rules, as of the date of this prospectus, we believe that we and our PRC subsidiaries, (i) are not required to obtain permissions from the CSRC other than the filing requirements mandated by the Trial Measures, (ii) are not required to go through cybersecurity review by the CAC, and (iii) have not received or were denied such requisite permissions by any PRC authority. We cannot guarantee that the regulators will agree with us. As of the date hereof, we have not been involved in any investigations for cybersecurity review made by the CAC, and we have not received any inquiry, notice, warning, or sanctions in such respect.

However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. The CSRC published the Trial Measures and the Listing Guidelines on February 17, 2023, designed to regulate overseas securities offerings by PRC domestic companies. On February 24, 2023, the CSRC, together with several other governmental authorities jointly enacted the Revised Provisions. The Revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. See Risk Factors — Risks Related to Doing Business in China —  The PRC government has increasingly strengthened oversight in offerings conducted overseas or on foreign investment in China-based issuers, which could result in a material change in our operations and our Ordinary Shares could decline in value or become worthless” on page 11.

Given the recent nature of the introduction of the above Trial Measures, Listing Guidelines, and Revised Provisions, the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities are still evolving. Notwithstanding the foregoing, as of the date of this report, other than the filing requirements mandated by the Trial Measures, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, or sanction from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

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RISK FACTORS

An investment in the securities being offered hereby involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors that can influence our business, financial position or results of operations and that can also cause the value of the securities that we are registering to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in the securities, you should carefully consider the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of Taoping’s securities could decline and you might lose all or part of your investment.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing us set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Risks Relating to Doing Business in China

The PRC government exerts substantial influence over the manner in which we conduct our business activities. Its oversight over our business could result in a material change in our operations and the value of our Ordinary Shares. Changes in laws, regulations and policies in China and uncertainties with respect to the PRC legal system could materially and adversely affect us.

Our operations are primarily conducted in the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by the economic, political and legal developments in the PRC. The PRC government has implemented various measures to encourage economic growth and to guide the allocation of resources. Some of these measures may benefit the overall PRC economy but may also have a negative effect on us. For instance, our financial condition and results of operations could be materially affected by certain administrative requirements over capital investments or changes in tax regulations that are applicable to us.

The Chinese government recently has published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will not in the future release regulations or policies regarding our industry that could require us or our PRC subsidiaries to seek permission from Chinese authorities to continue to operate our business in China, which may adversely affect our business, financial condition and results of operations. Furthermore, recent statements made by the Chinese government have indicated an intent to increase the government’s oversight over offerings of companies with significant operations in China that are to be conducted in foreign markets, as well as foreign investment in China-based issuers like us. Any such action, once taken by the Chinese government, could significantly limit or completely hinder our ability to offer our securities, and could cause the value of such securities to significantly decline or become worthless.

For example, in July 2021, the Chinese government provided new guidance on China-based companies raising capital outside of China, including through arrangements via VIEs. In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC. Although we dissolved the VIE structure in September 2021 and our business in China currently does not involve any type of restricted industry under Chinese regulations, any future Chinese, U.S. or other rules and regulations that place restrictions on capital raising or other activities by companies with extensive operations in China could adversely affect our business. If the business environment in China deteriorates from the perspective of domestic or international investment, or if relations between China and the United States or other governments deteriorate, the Chinese government may influence on our operations, and as a result, our business in China, as well as the value of our securities, may also be adversely affected.

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The PRC government has increasingly strengthened oversight in offerings conducted overseas or on foreign investment in China-based issuers, which could result in a material change in our operations and our Ordinary Shares could decline in value or become worthless.

The PRC government has recently indicated an intent to take actions to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. For example, on July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Scrutinizing Illegal Securities Activities in Accordance with the Law, or the Opinions. These Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision of overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based over-seas-listed companies.

On December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), collectively the Draft Overseas Listing Regulations, for public comment until January 23, 2022.

Following issuance of the Draft Overseas Listing Regulations, on February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies (the “CSRC Filing Notice”), stating that the CSRC has published the Trial Measures, and Listing Guidelines, collectively the Trial Measures and Listing Guidelines. Among others, the Trial Measures and Listing Guidelines provide that overseas offerings and listings by PRC domestic companies shall:

(i)	require submission of relevant materials that contain a filing report and a legal opinion, providing truthful, accurate and complete information on matters including but not limited to the shareholders of the issuer. Where the filing documents are complete and in compliance with stipulated requirements, the CSRC shall, within 20 working days after receipt of filing documents, conclude the filing procedure and publish filing results on the CSRC website. Where filing documents are incomplete or do not conform to stipulated requirements, the CSRC shall request supplementation and amendment thereto within five working days after receipt of the filing documents. The issuer should then complete supplementation and amendment within 30 working days;

(ii)	abide by laws, administrative regulations and relevant state rules concerning foreign investment in China, state-owned asset administration, industry regulation and outbound investment, and shall not disrupt the PRC domestic market order, harm state or public interests or undermine the lawful rights and interests of PRC domestic investors;

(iii)	abide by national secrecy laws and relevant provisions. Necessary measures shall be taken to fulfill confidentiality obligations. Divulgence of state secrets or working secrets of government agencies is strictly prohibited. Provision of personal information and important data, etc., to overseas parties in relation to overseas offering and listing of PRC domestic companies shall be in compliance with applicable laws, administrative regulations and relevant state rules; and

(iv)	be made in strict compliance with relevant laws, administrative regulations and rules concerning national security in the spheres of foreign investment, cybersecurity, data security, etc., and issuers shall duly fulfill their obligations to protect national security. If the intended overseas offering and listing necessitates a national security review, relevant security review procedures shall be completed according to the law before the application for such offering and listing is sub-mitted to any overseas parties such as securities regulatory agencies and trading venues;

The Trial Measures came into effect on March 31, 2023. PRC domestic companies seeking to offer and list securities (which, for the purposes of the Trial Measures, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) in overseas markets, either via direct or indirect means, must file with the CSRC within three working days after their application for an overseas listing is submitted.

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The Trial Measures provide that where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic entity responsible, file with the CSRC. The Trial Measures stipulate that an overseas listing will be determined as “indirect” if the issuer meets both of the following conditions: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies (Condition I), and (2) the main parts of the issuer’s business activities are conducted in the PRC, or its main places of business are located in the PRC, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in the PRC (Condition II). The determination as to whether or not an overseas offering and listing by PRC domestic companies is indirect shall be made on a “substance over form” basis; the Listing Guidelines further stipulate that if an issuer not satisfying Condition I submits an application for issuance and listing in overseas markets in accordance with relevant non-PRC issuance regulations requiring such issuer to disclose risk factors mainly related to the PRC, the securities firm(s) and the issuer’s PRC counsel should follow the principle of “substance over form” in order to identify and argue whether the issuer should complete a filing under the Trial Measures. Subsequent securities offerings of an issuer in (i) the same overseas market where it has previously offered and listed securities, and (ii) an overseas market other than one where the issuer has previously offered and listed securities shall be filed with the CSRC within three working days after offerings are completed. Additionally, the Trial Measures stipulate that after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report to the CSRC within three working days after the occurrence and public disclosure of (i) a change of control thereof, (ii) investigations of or sanctions imposed on the issuer by overseas securities regulators or relevant competent authorities, (iii) changes of listing status or transfers of listing segment, (iv) a voluntary or mandatory delisting, and (v) material change of its principal business operations to the extent that it ceases to be subject to the filing requirements of the Trial Measures.

The CSRC Filing Notice states that, beginning from March 31, 2023, PRC domestic enterprises which have already issued and listed securities overseas and fall within the scope of filing under the Trial Measures shall be considered “existing enterprises” (“Existing Listed Enterprises”). Existing Listed Enterprises are not required to complete filings immediately; rather, Existing Listed Enterprises should complete filings if they are subsequently involved in matters require filings, such as follow-on financing activities, in accordance with the Trial Measures.

There is a possibility that we may be deemed as an Existing Listed Enterprise as defined under the CSRC Filing Notice, and that future offerings of listed securities or listings outside China by us may be subject to CSRC filing requirements in accordance with the Trial Measures.

On February 24, 2023, the CSRC, together with several other governmental authorities jointly enacted the Revised Provisions. The Revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the Revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The Revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company, or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the Revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

Given that the Trial Measures, Listing Guidelines and Revised Provisions have been introduced recently, and that there remain substantial uncertainties surrounding the enforcement thereof, we cannot assure you that, if required, we would be able to complete the filings and fully comply with the relevant new rules on a timely basis, if at all.

Changes in U.S. and Chinese regulations or in relations between the United States and China may adversely impact our business, our operating results, our ability to raise capital and the value of our securities that we are registering.

The U.S. government, including the SEC, has made statements and taken certain actions that led to changes to United States and international relations, and will impact companies with connections to the United States or China. The SEC has issued statements primarily focused on companies with significant China-based operations, such as us. For example, on July 30, 2021, Gary Gensler, former Chairman of the SEC, issued a Statement on Investor Protection Related to Recent Developments in China, pursuant to which former Chairman Gensler stated that he has asked the SEC staff to engage in targeted additional reviews of filings for companies with significant China-based operations. The statement also addressed risks inherent in companies with VIE structures. We have dissolved our VIE structure and are not in any industry that is subject to foreign ownership limitations by China. However, it is possible that the Company’s filings with the SEC may be subject to enhanced review by the SEC and this additional scrutiny could affect our ability to effectively raise capital in the United States.

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In response to the SEC’s July 30, 2021 statement, the CSRC announced on August 1, 2021, that “it is our belief that Chinese and U.S. regulators shall continue to enhance communication with the principle of mutual respect and cooperation, and properly address the issues related to the supervision of China-based companies listed in the U.S. so as to form stable policy expectations and create benign rules framework for the market.” While the CSRC will continue to collaborate “closely with different stakeholders including investors, companies, and relevant authorities to further promote transparency and certainty of policies and implementing measures,” it emphasized that it “has always been open to companies’ choices to list their securities on international or domestic markets in compliance with relevant laws and regulations.” If any new legislation, executive orders, laws and/or regulations are implemented, if the U.S. or Chinese governments take retaliatory actions due to the recent U.S.-China tension or if the Chinese government exerts more oversight and control over securities offerings that are conducted in the United States, such changes could have an adverse effect on our business, financial condition and results of operations, our ability to raise capital and the value of the securities that we are registering.

In August 2023, former President Biden issued an executive order to restrict U.S. investments in sensitive technologies in the Chinese mainland, Hong Kong, and Macau, such as advanced computing chips, quantum technology, and artificial intelligence. On October 28, 2024, the U.S. Department of Treasury issued a final rule to implement the executive order (the “Outbound Investment Rule”), providing details on technical specifications and other aspects of the operative regulations, which came into effect on January 2, 2025. The Outbound Investment Rule imposes investment prohibitions and notification requirements on U.S. persons for a wide range of investments in entities associated with “countries of concern,” currently only China, that are engaged in activities relating to (i) semiconductors and microelectronics, (ii) quantum information technologies, and (iii) artificial intelligence systems. Even though U.S. persons’ acquisitions of publicly traded securities (such as our Ordinary Shares) will be exempted from the scope of covered transactions under the Outbound Investment Rule, the rule could still limit our ability to raise capital or contingent equity capital from U.S. investors given that the relevant laws, regulations, and policies continue to evolve and we cannot rule out the possibility of being deemed a Covered Foreign Person as defined under the Outbound Investment Rule in the future due to different views taken by the U.S. Department of Treasury, potential amendments to the Outbound Investment Rule or the introduction of additional regulations. Therefore, there are substantial uncertainties on whether the Outbound Investment Rule will have a material adverse impact on our business, results of operations, financial condition, and prospects.

On the other hand, the United States and China have imposed new or higher tariffs on goods imported from each other, including tariff increases announced by both countries in early 2025. As of the date of this prospectus, there is still a high degree of uncertainty surrounding U.S. tariff policy, how it will be implemented, and how other countries will react to it. It also remains uncertain whether increased tariffs and trade war between United States and China will create further disruptions and uncertainties to the international trade and lead to a downturn to the global economy. If the United States or China continues imposing such tariffs, or if additional tariffs or trade restrictions are implemented by the United States or by China, the resulting trade barriers could have a significant adverse impact on our business. The adoption and expansion of trade restrictions and tariffs, quotas and embargoes, sanctions, the occurrence of a trade war, or other governmental action related to tariffs or trade agreements or policies, has the potential to adversely impact costs, our suppliers and the world economy in general, which in turn could have a material adverse effect on our business, results of operations and financial condition.

We cannot foresee whether and how developments in similar policy actions or any other policy actions taken by the U.S. or Chinese government will impact our business and financial performance. In addition, changes in political, business, economic and trade relations between the U.S. and China, including the potential for heightened tensions under the current U.S. administration, may trigger negative customer sentiment towards western brands in China, potentially resulting in a negative impact on our business, results of operations and financial condition.

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If the regulations related to the business operations of our PRC subsidiaries changes significantly in the future and our PRC subsidiaries are not able to substantially comply with such regulations, the business operations of our PRC subsidiaries may be materially and adversely affected, and the value of our Ordinary Shares may significantly decrease.

A significant portion of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes and prior court decisions may be cited for reference but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, because these laws, rules and regulations, especially those relating to the internet, are relatively new, the relevant interpretation and guidance are still evolving. We may be exposed to compliance costs and regulatory risks if we fail to fully and accurately understand the laws and regulations under the PRC legal system and our business operation may be adversely affected.

Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, Regulations on Network Data Security, as well as additional laws, regulations and guidelines that the Chinese government promulgates in the future may entail significant expenses and could materially affect our business.

Regulatory authorities in China have implemented and are considering further legislative and regulatory proposals concerning data protection. China’s new Data Security Law went into effect on September 1, 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government. The Data Security Law sets forth the legal liabilities of entities and individuals found to be in violation of their data protection obligations, including rectification order, warning, fines of up to RMB5 million, suspension of relevant business, and revocation of business permits or licenses. On July 7, 2022, CAC promulgated the Security Assessment Measures for Outbound Data Transfers, or the “Measures,” which became effective on September 1, 2022. The Measures applies to the security assessment of critical data and personal information collected and generated by a data processor in its operation in the PRC, which are to be provided abroad. Article 4 of the Measures stipulates that a data processor shall declare security assessment for its outbound data transfer to the CAC through the local cyberspace administration at the provincial level if the data processor provide data abroad under any of the following circumstances: (i) where a data processor provides critical data abroad; (ii) where a critical information infrastructure operator or a data processor processing the personal information of more than one million people provides personal information abroad; (iii) where a data processor has provided personal information of 100,000 people or sensitive personal information of 10,000 people in total abroad since January 1 of the previous year; and (iv) other circumstances prescribed by the CAC for which declaration for security assessment for outbound data transfers is required. On September 24, 2024, the State Council issued the Regulations on the Administration of Network Data Security, which took effect on January 1, 2025, prescribing that the network data processors processing personal information of over 10 million individuals shall fulfill certain requirements for processing important data and require network data processors to take certain precautionary measures.

On November 7, 2016, the SCNPC promulgated the Cybersecurity Law of the PRC which came into effect on June 1, 2017 and applies to the construction, operation, maintenance and use of networks as well as the supervision and administration of cybersecurity in China. The PRC Cybersecurity Law defines “network operators” as owners and administrators of networks and network service providers, are subject to various security protection-related obligations, including: (i) complying with security protection obligations under graded system for cybersecurity protection requirements, which include formulating internal security management rules and operating instructions, appointing cybersecurity responsible personnel and their duties, adopting technical measures to prevent computer viruses, cyber-attack, cyber-intrusion and other activities endangering cybersecurity, adopting technical measures to monitor and record network operation status and cybersecurity events; (ii) formulating a emergency plan and promptly responding and handling security risks, initiating the emergency plans, taking appropriate remedial measures and reporting to regulatory authorities in the event comprising cybersecurity threats; and (iii) providing technical assistance and support to public security and national security authorities for protection of national security and criminal investigations in accordance with the law.

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On December 28, 2021, the CAC and certain other PRC regulatory authorities revised the Cybersecurity Review Measures (2021) (the “revised Cybersecurity Review Measures”), which took effect on February 15, 2022. The revised Cybersecurity Review Measures authorize the CAC to conduct cybersecurity review on a range of activities that affect or may affect national security. The PRC National Security Law defines various types of national security, including technology security and information security. The revised Cybersecurity Review Measures expands the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country. Under the revised Cybersecurity Review Measures, the scope of entities required to undergo cybersecurity review to assess national security risks that arise from data processing activities would be expanded to include all critical information infrastructure operators who purchase network products and services and all data processors carrying out data processing activities that affect or may affect national security. In addition, the revised Cybersecurity Review Measures provide that all such entities that maintain or store the personal information of more than 1 million users and undertake a public listing of securities in a foreign country would be required to pass cybersecurity review, which would focus on the potential risk of core data, important data, or a large amount of personal information being stolen, leaked, destroyed, illegally used or exported out of China, or critical information infrastructure being affected, controlled or maliciously used by foreign governments after such a listing. An operator that violates these Measures shall be dealt with in accordance with the provisions of the PRC Cybersecurity Law and the PRC Data Security Law.

On September 24, 2024, the State Council released the Regulations on Network Data Security, which became effective on January 1, 2025. The Regulations on Network Data Security provide more detailed guidance on how to implement the general legal requirements under legislations such as the Cybersecurity Law, Data Security Law and the Personal Information Protection Law. The Regulations on Network Data Security follow the principle that the state will regulate based on a data classification and multi-level protection scheme. When we conduct advertising data collection and analysis, such data is only related to the placement and delivery of ads, which does not involve any personal information. However, we may constitute an online platform service provider under the Regulations on Network Data Security, because our PRC subsidiary Biznest is operating a smart cloud platform that publishes commercial ads of our advertiser clients. Online platform service provider under the Regulations on Network Data Security will be required, among other things, to disclose terms and privacy policies and the algorithms they use.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law which became effective on November 1, 2021. The Personal Information Protection Law provides a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The Personal Information Protection Law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to be set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the Personal Information Protection Law contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year and may also be ordered to suspend any related activity by competent authorities.

As our smart cloud platform is engaged in the advertising business, the advertising industry is not subject to any foreign investment restrictions and our smart cloud platform does not collect any personal information, we believe that we will be able to comply with the requirements of the PRC Cybersecurity Law, the PRC Data Security Law and related implementing regulations. However, interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation or changes in enforcement. Compliance with the PRC Cybersecurity Law and the PRC Data Security Law could increase the cost to us in providing our services, require changes to our operations or may prevent us from providing certain services.

On February 25, 2023, the SAMR released the Administrative Measures for Internet Advertising, which came into effect on May 1, 2023 and replaced Interim Measures for the Administration of Internet Advertising. The Administrative Measures for Internet Advertising further strengthen the responsibilities of Internet platform operators and enhance their review obligation in Internet advertising activities. Any failure to comply with the Administrative Measures for Internet Advertising may result in administrative liabilities, including warnings, public denouncement, fines, enforcement orders requiring us to correct, suspension of business or even criminal liabilities, all of which may materially and adversely affect our business and results of operations. Our smart cloud platform, currently engaged in the advertising business, complies with the requirements of the Administrative Measures for Internet Advertising.

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However, any failure to comply with applicable data security regulations in the future could result in regulatory enforcement actions against us, and misuse of or failure to secure personal information could also result in violation of data privacy laws and regulations, proceedings against us by governmental authorities or other authorities, damage to our reputation and credibility and could have a negative impact on revenues and profits.

PRC laws and regulations establish procedures in connection with certain acquisitions of China-based companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions or mergers in China.

On August 8, 2006, six PRC regulatory agencies, including MOFCOM, the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities of a PRC company obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings through special purpose vehicles. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

The regulations also established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, or that the approval from the MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies.

Moreover, according to the Anti-Monopoly Law of the People’s Republic of China promulgated on August 30, 2007 and most recently amended on June 24, 2022 the Provisions on Thresholds for Reporting of Concentrations of Undertakings (the “Prior Reporting Rules”) issued by the State Council in August 2008 and amended in September 2018, the concentration of business undertakings by way of mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the anti-monopoly enforcement agency of the State Council when the applicable threshold is crossed and such concentration shall not be implemented without the clearance of prior reporting. In addition, the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprise by Foreign Investors (the “Security Review Rules”) issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review by structuring the transaction through, among other things, trusts, entrustment or contractual control arrangements.

We may grow our business in part by acquiring other companies operating in our industry. Compliance with the requirements of the regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent Taoping from making additional capital contributions or loans to its PRC subsidiaries.

Taoping, as an offshore holding company, is permitted under PRC laws and regulations to provide funding to its PRC subsidiaries through loans or capital contributions. However, loans by Taoping to its PRC subsidiaries to finance their activities cannot exceed statutory limits i.e., the difference between its total amount of investment and its registered capital, or certain amount calculated based on elements including capital or net assets, the cross-border financing leverage ratio and the macro prudential coefficient (“Macro-prudential Management Mode”) and must be registered with the local counterpart of the State Administration of Foreign Exchange and capital contributions to its PRC subsidiaries are subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System, and registration with other governmental authorities in China. According to the Circular of the People’s Bank of China and the State Administration of Foreign Exchange on Upregulating the Macro-prudent Adjustment Parameter for Cross-border Financing issued on July 20, 2023, the limit for the total amount of foreign debt under the Macro-prudential Management Mode is adjusted to three times of their respective net assets.

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The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign- Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the State Administration of Foreign Exchange will permit such capital to be used for equity investments in the PRC in actual practice. The State Administration of Foreign Exchange promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of Circular 19 and Circular 16 could result in administrative penalties. Circular 19 and Circular 16 may significantly limit our ability to transfer any foreign currency Taoping holds to its PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans or future capital contributions by us to our PRC subsidiaries. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use foreign currency and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and the HFCA Act, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our continued listing, future offerings, business operations share price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting the continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in Hong Kong, a Special Administrative Region and dependency of the PRC or HK SAR. On April 21, 2020, SEC Chairman Jay Clayton and former PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including HK SAR, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in HK SAR and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

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On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. In addition, if the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act and it was signed into law on December 18, 2020.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges or over-the-counter markets if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified.

On December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the People’s Republic of China and HK SAR, because of a position taken by one or more authorities in such jurisdictions. In addition, the PCAOB’s report identified specific registered public accounting firms which are subject to these determinations. Our current registered public accounting firm, PKF, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Our current auditor, PKF, is a UK-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no current intention of engaging any auditor not subject to regular inspection by the PCAOB. Furthermore, the PCAOB is able to inspect the audit workpapers of our PRC subsidiaries, as such workpapers are electronic files possessed by our registered public accounting firms. However, if the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in our securities would be prohibited under the HFCA Act.

On August 26, 2022, CSRC, the MOFCOM, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in China and Hong Kong. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. When the PCAOB reassesses its determinations in the future, it could still determine that it is unable to inspect and investigate completely accounting firms based in mainland China and Hong Kong. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations under the HFCA Act if needed. There can be no assurance that we will continue to be able to comply with requirements imposed by U.S. regulators if the PCAOB is not able to fully inspect any component of our auditor’s work papers in the future. Delisting of the Company’s Ordinary Shares would force holders to sell their shares. The market price of Taoping’s Ordinary Shares could be adversely affected as a result of the anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

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Uncertainties exist with respect to the interpretation and implementation of PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the SCNPC approved the Foreign Investment Law, which took effect on January 1, 2020. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the Foreign Investment Law, the State Council will publish or approve to publish a “negative list” for special administrative measures concerning foreign investment. The latest Negative List, which was promulgated by the State Council on February 11, 2002, and came into effect on April 1, 2002, and the latest Special Administrative Measures (Negative List) for Foreign Investment Access (2024), or the Negative List, which was promulgated by the MOFCOM and the NDRC on September 6, 2024, and took effect on November 1, 2024. The Negative List sets out in a unified manner the restrictive measures, such as the requirements on shareholding percentages and management, for the access of foreign investments, and the industries that are prohibited for foreign investment. Any field not falling in the Negative List shall be administered under the principle of equal treatment to domestic and foreign investment.

Based on the legal analysis of the Company’s in-house legal counsel, who is a licensed attorney in the PRC, we believe that none of our PRC subsidiaries’ current business is stipulated on the Negative List. As a result, according to the laws and regulations currently in effect, our PRC subsidiaries are able to conduct their business without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC and none of Taoping or our subsidiaries is required to obtain additional licenses or permits beyond a regular business license for each PRC subsidiary’s operations. Each of our PRC subsidiaries is required to obtain and has obtained such regular business license from the local branch of the SAMR. No application for any such license has been denied.

However, we cannot assure you that our current operations or any newly-developed business in the future will still deemed to be “permitted” in the “negative list”, which may be promulgated or be amended from time to time by the MOFCOM and the NDRC. As a result, we cannot assure you that our PRC subsidiaries are always able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of our present or future business. If our PRC subsidiaries (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC subsidiaries are required to obtain such permissions or approvals in the future, we could be subject to fines, legal sanctions or an order to suspend our PRC operating subsidiaries’ business, which may materially and adversely affect the business, financial condition and results of operations of us.

Restrictions on currency exchange may limit our ability to receive and use our income effectively.

The majority of our sales will be settled in RMB, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside of China or to make dividend or other payments in U.S. dollars. Although the conversion of RMB into foreign currency for current account transactions, such as interest payments, profit distributions, and trade or service related transactions, can be made without prior governmental approval, significant restrictions still remain, including primarily the restriction that FIEs may only buy, sell, or remit foreign currencies after providing valid commercial documents to certain banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, are subject to governmental approval in China, and requires companies to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

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Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. The government authorities may examine whether an employer has made adequate payments of the requisite employee benefit payments, and employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. Although we believe all of our PRC subsidiaries are in material compliance with relevant laws and regulations, we cannot assure you that we are able to make adequate contribution in a timely manner at all time. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our Ordinary Shares will be indirectly affected by the foreign exchange rate between the U.S. dollar and RMB, and between the two currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars, as well as earnings from any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to the exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited. We may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.

Substantially all of our revenues are earned by our PRC subsidiaries. However, PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to their offshore parent companies. PRC legal restrictions permit payments of dividends by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10% of their annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said reserve fund reach 50% of the company’s registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances, or cash dividends. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

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PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary or limit our PRC subsidiary’s ability to increase their registered capital or distribute profits.

The SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of the SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. According to the Notice on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment released on February 13, 2015 by SAFE, local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under SAFE Circular 37 from June 1, 2015.

According to SAFE Circular 37, our shareholders or beneficial owners, who are PRC residents, are subject to SAFE Circular 37 or other foreign exchange administrative regulations in respect of their investment in our company. We have notified substantial beneficial owners of Ordinary Shares who we know are PRC residents of their filing obligations. Nevertheless, we may not be aware of the identities of all of our beneficial owners who are PRC residents. We do not have control over our beneficial owners and there can be no assurance that all of our PRC-resident beneficial owners will comply with SAFE Circular 37 and subsequent implementation rules, and there is no assurance that the registration under SAFE Circular 37 and any amendment will be completed in a timely manner, or will be completed at all. The failure of our beneficial owners who are PRC residents to register or amend their foreign exchange registrations in a timely manner pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Such failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us. These risks may have a material adverse effect on our business, financial condition and results of operations.

Furthermore, it is uncertain how SAFE Circular 37, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, and we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us. These risks could in the future have a material adverse effect on our business, financial condition and results of operations.

Any failure to comply with PRC regulations regarding employee share incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In the meantime, directors, executive officers and other employees who are PRC citizens or who are non-PRC residents residing in the PRC for a continuous period of not less than one year, subject to limited exceptions, and who have been granted restricted shares, options or restricted share units, or RSUs may follow the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by SAFE in February 2012, to apply for the foreign exchange registration. According to those regulations, employees, directors and other management members participating in any stock incentive plan of an overseas publicly listed company who are PRC citizens or who are non-PRC citizens residing in China for a continuous period of not less than one year, subject to limited exceptions, are required to register with SAFE through a domestic qualified agent, which may be a PRC subsidiary of the overseas listed company, and complete certain other procedures. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit their ability to make payment under the relevant equity incentive plans or receive dividends or sales proceeds related thereto in foreign currencies, or our ability to contribute additional capital into our subsidiaries in China and limit our PRC subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties under PRC law that could restrict our ability to adopt additional equity incentive plans for our directors, officers and employees who are PRC citizens or who are non-PRC residents residing in the PRC for a continuous period of not less than one year, subject to limited exceptions.

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In addition, the State Administration of Taxation has issued circulars concerning employee share options, restricted shares or RSUs. Under these circulars, employees working in the PRC who exercise share options, or whose restricted shares or RSUs vest, will be subject to PRC individual income tax. The PRC subsidiaries of an overseas listed company have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees related to their share options, restricted shares or RSUs. Although we currently withhold income tax from our PRC employees in connection with their exercise of options and the vesting of their restricted shares and RSUs, if the employees fail to pay, or the PRC subsidiaries fail to withhold, their income taxes according to relevant laws, rules and regulations, the PRC subsidiaries may face sanctions imposed by the tax authorities.

Under the Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

On March 16, 2007, the SCNPC passed a new Enterprise Income Tax Law, or the EIT Law which became effective on January 1, 2008 and last amended on December 29, 2018. On November 28, 2007, the State Council of China passed its implementing rules, which took effect on January 1, 2008 and last amended on December 6, 2024. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises, or the Notice, also referred to as SAT Circular 82. The Notice further interprets the application of the EIT Law and its implementation rules to non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management habitually reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10%, when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by Chinese natural persons. It is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for the PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations, which would materially reduce our net income. Second, although, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued a guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for the PRC enterprise income tax purposes. It is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation, where a 10% withholding tax is imposed on dividends we pay to our shareholders that are non-resident enterprises and with respect to gains derived by said shareholders from transferring our shares. Finally, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of our shares by such shareholders may be subject to PRC tax at a rate of 20%, if such income is deemed to be from PRC sources.

If we were treated as a “resident enterprise” by the PRC tax authorities, we would be subject to taxation in both the U.S. and China, and we may not be able to claim our PRC tax as a credit to reduce our U.S. tax.

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We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises or other assets attributed to a Chinese establishment of a non-Chinese company, or immovable properties located in China owned by non-Chinese companies.

In October 2017, the State Administration of Taxation issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises issued by the State Administration of Taxation on December 10, 2009, and partially replaced and supplemented rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the State Administration of Taxation on February 3, 2015. Pursuant to Bulletin 7, an “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. According to Bulletin 7, “PRC taxable assets” include assets attributed to an establishment in China, immoveable properties located in China, and equity investments in PRC resident enterprises and any gains from the transfer of such asset by a direct holder, who is a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, factors to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income mainly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the replicability of the transaction by direct transfer of PRC taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. In the case of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and may consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to immoveable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax of 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. Pursuant to Bulletin 37, the withholding agent shall declare and pay the withheld tax to the competent tax authority in the place where such withholding agent is located within 7 days from the date of occurrence of the withholding obligation, while the transferor is required to declare and pay such tax to the competent tax authority within the statutory time limit according to Bulletin 7. Late payment of applicable tax will subject the transferor to default interest charges. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

There is uncertainty as to the application of Bulletin 37 or previous rules under Bulletin 7. We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. Our company may be subject to filing obligations or taxes if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under Bulletin 37 and Bulletin 7. For transfer of shares in our company by investors that are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under Bulletin 37 and Bulletin 7. As a result, we may be required to expend valuable resources to comply with Bulletin 37 and Bulletin 7 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

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We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties, and make most of our sales in China. The PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors of our Company to government officials or political parties, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for FCPA violations committed by companies in which we invest or that we acquire.

If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter, which could harm our business operations, stock price, and reputation. It could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

In the past few years, U.S. publicly traded companies that have substantially all of their operations in China, particularly companies like us have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered around financial and accounting irregularities and mistakes, lack of effective internal controls over financial accounting, inadequate corporate governance policies or lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism, and negative publicity, the publicly traded stocks of many U.S. listed Chinese companies have sharply decreased in value and, in some cases, have become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions, and are conducting internal and external investigations into the allegations. It is not clear the effect of this sector-wide scrutiny, criticism, and negative publicity will have on our Company, our business, and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations defending our Company. This situation will be costly, time-consuming, and distract our management from growing our company.

Risks Relating to the Company Securities

If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

Our Ordinary Shares are traded and listed on the Nasdaq Capital Market under the symbol of “TAOP.” Historically, we have received multiple notifications from Nasdaq Listing Qualifications that we were not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days (the “Minimum Bid Price Requirements”). Most recently, on June 21, 2024, we received a notice from the Nasdaq Listing Qualifications, announced in a report on Form 6-K with the SEC on June 24, 2024, that we were not in compliance with the Minimum Bid Price Requirements for continued listing on the Nasdaq. Based on the closing bid price of the Company’s Ordinary Shares for the 30 consecutive business days prior to the date of the notification letter from Nasdaq, the Company no longer satisfied the Minimum Bid Price Requirements. On December 19, 2024, we received a second notice from the Nasdaq Listing Qualifications, in which Nasdaq granted us an additional 180 days, or until June 16, 2025, to regain compliance. The Company implemented the May 2025 Reverse Stock Split on May 29, 2025 in order to regain compliance On June 13, 2025, we received notification from the Nasdaq Listing Qualifications confirming that the Company has regained compliance with the Minimum Bid Price Requirements. Accordingly, this matter is now closed.

However, there is no assurance that we will continue to maintain our compliance with the Nasdaq continued listing requirements. If we fail to do so, the Company’s Ordinary Shares may lose their status on Nasdaq Capital Market and they would likely be traded on the over-the-counter markets, including the Pink Sheets market. As a result, selling the Company’s Ordinary Shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event that the Company’s Ordinary Shares are delisted, broker dealers would bear certain regulatory burdens which may discourage broker dealers from effecting transactions in the Company’s Ordinary Shares and further limit the liquidity of the Company’s shares. These factors could result in lower prices and larger spreads in the bid and ask prices for the Company’s Ordinary Shares. Such delisting from Nasdaq and continued or further declines in the Company’s ordinary share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by the Company’s issuing equity in financing or other transactions.

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If we were delisted from Nasdaq, we may become subject to the trading complications experienced by “Penny Stocks” in the over-the-counter market.

Delisting from Nasdaq may cause the Company’s Ordinary Shares to become subject to the SEC’s “penny stock” rules. The SEC generally defines a penny stock as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. One such exemption is to be listed on Nasdaq. Therefore, were we to be delisted from Nasdaq, the Company’s Ordinary Shares may become subject to the SEC’s “penny stock” rules. These rules require, among other things, that any broker engaging in a purchase or sale of the Company’s securities provide its customers with: (i) a risk disclosure document, (ii) disclosure of market quotations, if any, (iii) disclosure of the compensation of the broker and its salespersons in the transaction, and (iv) monthly account statements showing the market values of the Company’s securities held in the customer’s accounts. A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer’s confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for shareholders to purchase or sell the Company’s Ordinary Shares. Since the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or current.

We have issued convertible notes that contain variable conversion prices which could result in substantial dilution to the Company’s existing shareholders.

On January 13, 2025, we entered into a securities purchase agreement to an investor, pursuant to which we sold to the investor an unsecured convertible promissory note with a 12-month maturity. The note has the original principal amount of $1,311,000. The investor may convert all or any part of the outstanding balance of the note, at a conversion price of $3.00 per share. In addition, the investor may redeem all or any portion of the note, subject to a maximum amount of $300,000 per month, into Ordinary Shares of the Company at a price equal to the lesser of (i) $3.00, and (ii) 80% multiplied by the lowest daily volume-weighted average price during the 10 trading days immediately preceding the applicable redemption, subject to certain adjustments and limitations. The investor also has the right, on any trading day and the following trading day, that any intraday trade price of the Ordinary Shares is 10% greater than the previous measurement period’s closing trade price (as defined in the note), to redeem all or any portion of the outstanding balance of the note into Ordinary Shares.

Therefore, if the investor elects to convert the then-outstanding balance of its note into the Company Ordinary Shares at or prior to maturity, such conversion may be made at a significant discount to the then market price of the Company’s shares. Accordingly, the Company’s existing shareholders will experience immediate dilution in their ownership of the Company’s Ordinary Shares, as a result of the discounted price at which the notes may be converted.

The trading price of the Company’ Ordinary Shares is highly volatile, leading to the possibility of its value being depressed at a time when you want to sell your holdings.

The market price of the Company’s Ordinary Shares is volatile, and this volatility may continue. Numerous factors, many of which are beyond our control, may cause the market price of the Company’s Ordinary Shares to fluctuate significantly. These factors include:

●	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;
●	changes in financial estimates by us or by any securities analysts who might cover the Company’s shares;
●	speculations about our business in the press or the investment community;
●	significant developments relating to our relationships with our customers or suppliers;
●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industries;
●	customer demand for our products;
●	investor perceptions of our industry in general and our company in particular;

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●	the operating and stock performance of comparable companies;
●	general economic conditions and trends;
●	major catastrophic events;
●	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;
●	changes in accounting standards, policies, guidance, interpretation or principles;
●	loss of external funding sources;
●	sales of the Company’s Ordinary Shares, including sales by our directors, officers or significant shareholders; and
●	additions or departures of key personnel.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Techniques employed by short sellers may drive down the market price of the Company’s Ordinary Shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, a number of targets of such efforts are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would vigorously defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact on our business operations, and any investment in the Company’s Ordinary Shares could be greatly reduced or even rendered worthless.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price and trading volume for the Company’s shares could decline.

The trading market for the Company’s Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrades the Company’s Ordinary Shares or publishes inaccurate or unfavorable research about our business, the market price for the Company’s Ordinary Shares would likely decline. If one or more of these analysts cease coverage of the Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the Company’s Ordinary Shares to decline.

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We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on the Company’s shares. Accordingly, investors must be prepared to rely on sales of their shares after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase the Company’s shares. Any determination to pay dividends in the future will be made at the discretion of our Board of Directors, and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable laws, and other factors our board deems relevant.

The Company’s outstanding voting securities may be concentrated in a few shareholders.

As of June 27, 2025, our officers, directors and beneficially own or control, directly or indirectly, approximately 8.5% of our outstanding Ordinary Shares. As a result, though we are currently not aware of any voting agreement between them, they possess significant influence over our company if they voted together with other shareholders in the same manner. These persons will be able to significantly influence, though not independently determine, the outcome of matters required to be submitted to our shareholders for approval, including significant corporate actions such as mergers, consolidations, sales of all or substantially all of our assets, election of directors and other significant corporate actions. They may take actions that are not in the best interest of the Company or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of Ordinary Shares.

In addition, the significant concentration of ownership may adversely affect the trading price of the Ordinary Shares due to investors’ perception that conflicts of interest may exist or arise.

We are a “foreign private issuer” within the meaning of the rules under the Exchange Act and have disclosure obligations that are different than those of U.S. domestic reporting companies and that are, to some extent, more lenient and less frequent than those of a U.S. issuer. Therefore, you should not expect to receive the same information about us as a U.S. domestic reporting company may provide. Furthermore, if we lose our status as a foreign private issuer, we would be required to fully comply with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and incur significant operational, administrative, legal, and accounting costs that we would not incur as a foreign private issuer.

We are a foreign private issuer. As a result, we are not subject to certain of the requirements imposed upon U.S. domestic issuers by the SEC. For example, we are not required by the SEC or the federal securities laws to issue quarterly reports or file proxy statements with the SEC. We are also allowed to file our annual report with the SEC within four months of our fiscal year end. We are also not required to disclose certain detailed information regarding executive compensation that is required from U.S. domestic issuers. Further, our directors and executive officers are not required to report equity holdings under Section 16 of the Securities Act of 1933, as amended (the “Securities Act”). As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, aim to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Accordingly, the information we are required to file with or furnish to the SEC will be less extensive and less timely as compared to that required to be filed with the SEC by U.S. domestic issuers. As a British Virgin Islands company listed on the NASDAQ Capital Market, we are subject to the NASDAQ Capital Market corporate governance listing standards. However, NASDAQ Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the NASDAQ Capital Market corporate governance listing standards. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);
●	have a compensation committee and a nominating committee to be comprised solely of “independent directors”; and
●	hold an annual meeting of shareholders no later than one year after the end of the Company’s fiscal year-end.

Although we do not currently plan to utilize the home country exemption for corporate governance matters, to the extent that we choose to do so in the future, our shareholders may be afforded less protection than they otherwise would under the NASDAQ Capital Market corporate governance listing standards applicable to U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

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On the other hand, we would lose our foreign private issuer status if, for example, more than 50% of our voting securities are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.1

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions based on U.S. or other foreign laws against us, our management or the experts named in this registration statement.

Taoping is a BVI company with executive offices in the PRC and substantially all of our assets are located outside of the United States. In addition, a significant majority of our current business operations are conducted in the PRC and all of Taoping’s directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is also located outside the United States. As a result, it may be difficult for you to effect service of process within the United States or elsewhere upon us or these persons or otherwise bring an action against us or against these individuals in the United States. It may also be difficult for you to enforce the U.S. courts judgments or British Virgin Islands court judgments obtained in U.S. courts including judgments based on the civil liability provisions of the U.S. federal securities laws against us or our officers and directors, all of whom are not residents in the U.S. and the substantial majority of whose assets are located outside of the U.S. In addition, there is uncertainty as to whether the courts of the BVI or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) hear original actions brought in the BVI or Hong Kong the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. The courts of the BVI or the PRC may enforce a foreign judgment subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of the BVI or the PRC. See “Enforcement of Civil Liabilities.”

The recognition and enforcement of foreign judgments in mainland China are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our director and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

We are a BVI company and, because judicial precedent regarding the rights of shareholders is more limited under BVI law than that under U.S. law, you may have less protection for your shareholder rights than you would under U.S. law

Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the BVI Act and the common law of the BVI. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under BVI law are to a large extent governed by the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as that from English common law, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the U.S. In particular, the BVI has a less exhaustive body of securities laws than the U.S. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI. There is no statutory recognition in the BVI of judgments obtained in the U.S., although the courts of the BVI will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

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Under the laws of most jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholders’ actions must be taken in good faith and any unreasonable actions by controlling shareholders may be declared null and void. BVI law protecting the interests of minority shareholders may not be as vigorous in all circumstances as the law protecting minority shareholders in United States or other jurisdictions. Although a shareholder of a BVI company may sue the company derivatively, the procedures and defenses available to the company may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Furthermore, our directors have the power to take certain actions without shareholders’ approval, which would require shareholders’ approval under the laws of most United States or other jurisdictions. The directors of a BVI company, subject in certain cases to the court’s approval but without shareholders’ approval, may implement a reorganization, merger or consolidation, or sale of assets, property, business or securities of the company which sale is subject to a limit of up to 50% in total value of the company.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Board of Directors or controlling shareholders than they would as shareholders of a U.S. public company.

General Risk Factors

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law, including the laws of the BVI. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Taoping employs a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner.

Mail addressed to Taoping and received at its registered office in the BVI will be forwarded unopened to the forwarding address supplied by Taoping to be dealt with. None of Taoping, its directors, officers, advisors or service providers (including the organization which provides registered office services in the BVI) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address, which may impair your ability to communicate with us.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect our current and projected business operations and our financial condition and results of operations.

Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank failed and was taken into receivership by the U.S. Federal Deposit Insurance Corporation (the “FDIC”); on March 12, 2023, Signature Bank and Silvergate Capital Corp. were each swept into receivership; the following week, a syndicate of U.S. banks infused $30 billion in First Republic Bank; and later that same week, the Swiss Central Bank provided $54 billion in covered loan and short-term liquidity facilities to Credit Suisse Group AG, all in an attempt to reassure depositors and calm fears of a banking contagion. Our ability to effectively run our business could be adversely affected by general conditions in the global economy and in the financial services industry.

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Although the U.S. Department of Treasury, FDIC and Federal Reserve Board have announced a program to provide up to $25 billion of loans to financial institutions secured by certain of such government securities held by financial institutions to mitigate the risk of potential losses on the sale of government securities with interest rates below current market interest rates, widespread demands for customer withdrawals or other liquidity needs of financial institutions for immediately liquidity may exceed the capacity of such program. Additionally, there is no guarantee that the U.S. Department of Treasury, FDIC and Federal Reserve Board will provide access to uninsured funds in the future in the event of the closure of other banks or financial institutions, or that they would do so in a timely fashion.

Various macroeconomic factors could adversely affect our business, including fears concerning the banking sector, changes in inflation, interest rates and overall economic conditions and uncertainties. A severe or prolonged economic downturn could result in a variety of risks, including our ability to raise additional funding on a timely basis or on acceptable terms. A weak or declining economy could also impact third parties upon whom we depend to run our business. Increasing concerns over bank failures and bailouts and their potential broader effects and potential systemic risk on the global banking sector generally and its participants may adversely affect our access to capital and our business and operations more generally.

Currently, we do not have a business relationship with any of the banking institutions mentioned above, and our cash, cash equivalents and short term investments that are mostly concentrated in China have been unaffected by the turmoil in the financial industry in the US and Europe; however, we cannot guarantee that the banking institution with which we do business will not face similar circumstances in the future, or that the third parties with whom we do business will not be negatively affected by such circumstances.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

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USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our company, although we do not currently have any agreements or understandings with third parties to make any material acquisitions of, or investment in, other businesses. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

CAPITALIZATION AND INDEBTEDNESS

The Company’s capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

The following describes Taoping’s authorised and issued shares, summarizes the material provisions of the Company’s amended and restated memorandum and articles of association, which is based upon, and is qualified by reference to, the Company’s amended and restated memorandum and articles of association. This summary does not purport to be a summary of all of the provisions of the Company’s amended and restated memorandum and articles of association. You should read the Company’s amended and restated memorandum and articles of association which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Taoping is authorized to issue 100,000,000 Ordinary Shares, with no par value each. As of June 27, 2025, there were 1,002,100 Ordinary Shares outstanding, all of which were fully paid. For a description of the Ordinary Shares, including the rights and obligations thereto, please refer to Exhibit 2.1 to the Annual Report on Form 20-F for the fiscal year ended December 31, 2024, which is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that Taoping may issue. We will file a prospectus supplement that may contain additional terms when Taoping issues debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

Taoping may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that Taoping may offer will be issued under an indenture between the Company and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

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General Terms of the Indenture

The indenture does not limit the amount of debt securities that Taoping may issue. It provides that the Company may issue debt securities up to the principal amount that it may authorize and may be in any currency or currency unit that it may designate. Taoping may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

Taoping may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

●	the title and authorized denominations of the series of debt securities;
●	any limit on the aggregate principal amount of the series of debt securities;
●	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;
●	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;
●	the price or prices at which the debt securities will be issued;
●	the date or dates on which principal is payable;
●	the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;
●	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;
●	the right, if any, to extend the interest payment periods and the duration of the extensions;
●	our rights or obligations to redeem or purchase the debt securities;
●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;
●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;
●	the currency or currencies of payment of principal or interest;
●	the terms applicable to any debt securities issued at a discount from their stated principal amount;
●	the terms, if any, under which any debt securities will rank junior to any of our other debt;
●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;
●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;
●	the provisions, if any, relating to any collateral provided for the debt securities;
●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;
●	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;
●	the nature and terms of any security for any secured debt securities; and
●	any other specific terms of any debt securities.

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The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of the Company’s unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of the Company’s senior debt, including its senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of the Company’s equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;
●	the conversion or exchange period;
●	provisions regarding the ability of us or the holder to convert or exchange the debt securities;
●	events requiring adjustment to the conversion or exchange price; and
●	provisions affecting conversion or exchange in the event of Taoping’s redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

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This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

●	failure to pay interest for 30 days after the date payment is due and payable;
●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;
●	failure to make sinking fund payments when due;
●	failure to perform other covenants for 60 days after notice that performance was required;
●	events in bankruptcy, insolvency or reorganization relating to the Company; or
●	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;
●	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;
●	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

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●	the trustee has not instituted the action within 60 days of the request; and
●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;
●	by a nominee of the depositary to the depositary or another nominee of the depositary; or
●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;
●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;
●	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and
●	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;
●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
●	will not be considered the owners or holders of the debt securities under the relevant indenture.

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Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Taoping may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

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Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;
●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and
●	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

●	secure any debt securities and provide the terms and conditions for the release or substitution of the security;
●	evidence the assumption by a successor corporation of our obligations;
●	add covenants for the protection of the holders of debt securities;
●	add any additional events of default;
●	cure any ambiguity or correct any inconsistency or defect in the indenture;
●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;
●	establish the forms or terms of debt securities of any series;
●	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;
●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and
●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

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The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;
●	reduce the principal amount or premium, if any;
●	reduce the rate or extend the time of payment of interest;
●	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;
●	change the currency in which the principal, premium or interest, if any, is payable;
●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;
●	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;
●	impair the right to institute suit for the enforcement of any payment on any debt security when due;
●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or
●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

●	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or
●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

●	would not conflict with any rule of law or with the relevant indenture;
●	would not be unduly prejudicial to the rights of another holder of the debt securities; and
●	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

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No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

Taoping may issue warrants for the purchase of Ordinary Shares and/or debt securities in one or more series. Taoping may issue warrants independently or together with Ordinary Shares and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. If applicable, each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any applicable warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

●	the title of the warrants;
●	the offering price or prices of the warrants, if any;
●	the minimum or maximum amount of the warrants which may be exercised at any one time;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;
●	the date, if any, on and after which such warrants and the related securities, if any, will be transferable separately;
●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;
●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;
●	any material risk factors, if any, relating to such warrants;
●	the identity of any warrant agent; and
●	any other material terms of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF RIGHTS

Taoping may issue rights to purchase the Ordinary Shares, debt securities or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering, Taoping may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between the Company and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as the Company’s agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

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The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
●	the exercise price for the rights;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the right will expire;
●	the extent to which such subscription rights are transferable;
●	if applicable, a discussion of the material British Virgin Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;
●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and the material terms of any standby underwriting agreement or other arrangement entered into by the Company in connection with the rights offering.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, Taoping may offer any unsubscribed securities directly to persons other than its security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

Taoping may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION

The Company’s most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in Taoping’s securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of the Company securities.

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PLAN OF DISTRIBUTION

Taoping may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names and addresses of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from the Company;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of the Company’s securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Company’s securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority limitations.

Underwriters and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

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Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the Ordinary Shares, which are listed on the Nasdaq Capital Market. Any Ordinary Shares sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us from the sale of the Ordinary Shares will be the purchase price of the Ordinary Shares less discounts or commissions, if any. We reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of the Ordinary Shares to be made directly or through agents.

To facilitate the offering of the Ordinary Shares offered by Taoping, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Ordinary Shares. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Ordinary Shares by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Ordinary Shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee	$212.23
FINRA filing fee	*
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	$212.23

* The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Maples and Calder to the extent governed by the laws of British Virgin Islands, and by Bevilacqua PLLC to the extent governed by the laws of the State of New York and U.S. federal law. Bevilacqua PLLC may rely upon Maples and Calder with respect to matters governed by British Virgin Islands law.

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If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

ENFORCEMENT OF CIVIL LIABILITIES

British Virgin Islands

There is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S., however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The British Virgin Islands courts are unlikely:

●	to recognise or enforce against the Company, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against the Company, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

People’s Republic of China

We have been advised by the Company’s in-house legal counsel, who is a licensed attorney in the PRC, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or the British Virgin Islands courts obtained against us or these persons predicated upon the civil liability provisions of the U.S. federal and state securities laws. The Company’s in-house legal counsel has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the British Virgin Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, some of our executive officers and directors reside within China for a significant portion of the time and some are PRC nationals. Further, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it may be difficult for our shareholders or investors to effect service of process upon us or such individuals inside China, and it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the British Virgin Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding the Ordinary Shares.

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EXPERTS

The consolidated financial statements of Taoping Inc. appearing in Taoping Inc.’s Annual Report on Form 20-F for the year ended December 31, 2024 and incorporated by reference herein have been audited by PKF Littlejohn LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference elsewhere herein. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

The business address of PKF Littlejohn LLP is 15 Westferry Circus, London, E14 4HD, England.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of the Company’s amended and restated memorandum and articles of association, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since December 31, 2024, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file or furnish reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.taop.com) is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 29, 2025;

●	the Company’s Report of Foreign Private Issuer on Form 6-K furnished with the SEC on May 27, 2025;

●	The description of the Company’s Ordinary Shares contained in the Form 8-K12B, filed with the SEC on October 31, 2012, and any further amendment or report filed hereafter for the purpose of updating such description; and

●	With respect to each offering of the securities under this prospectus, all subsequent reports on Form 20-F and any report on Form 6-K that so indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish to the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the completion or termination of this offering, shall be incorporated by reference.. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Taoping Inc., 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen 518040 Guangdong China, and telephone number +86-755-88319888.

45

TAOPING INC.

$100,000,000

Ordinary Shares

Debt Securities

Warrants

Rights

Units

PROSPECTUS

_______, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Subject to the provisions of the BVI Business Companies Act (As Revised) (the “Act”), the company’s memorandum and articles of association provide that the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Pursuant to the Act, the indemnity applies only to a person who has acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, provided the person had no reasonable cause to believe that his conduct was unlawful. The Company shall not indemnify a person who has not so acted, and any indemnity given to such a person is void and of no effect.

The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with the company’s memorandum and articles of association.

Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with the Company’s memorandum and articles of association and upon such other terms and conditions, if any, as the Company deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, the memorandum and articles of association is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

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Item 9. Exhibits.

The following exhibits are filed herewith or incorporated by reference:

Exhibit No.	Description

1.1+	Underwriting Agreement

3.1	Amended and Restated Memorandum and Articles of Association of the registrant (incorporated by reference to Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished by the registrant on December 30, 2020)

4.1	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form F-4, as amended, filed on June 21, 2012 (file No. 333-182247))

4.2	Form of Indenture relating to debt securities (incorporated by reference to Exhibit 4.2 to the registrant’s registration statement on Form F-3, as amended, filed on January 14, 2022 (file No. 333-262181))

4.3+	Form of Warrant Agreement (including form of Warrant Certificate)

4.4+	Form of Unit Agreement (including form of Unit Certificate)

5.1*	Opinion of Maples and Calder

5.2*	Opinion of Bevilacqua PLLC

23.1*	Consent of PKF Littlejohn LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Maples and Calder (included in Exhibit 5.1)

23.4*	Consent of Bevilacqua PLLC (included in Exhibit 5.2)

24.1	Power of Attorney (included on signature page hereof)

25.1**	Statement of Eligibility of the Trustee

107*	SEC Filing Fee Table

*	Filed herewith.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.
+	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report of the registrant filed pursuant to the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

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provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6)	That, for the purpose of determining liability of the registrant under the Securities Act, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shenzhen, Guangdong Province, People’s Republic of China, on this 27th day of June, 2025.

TAOPING INC.

By:	/s/ Jianghuai Lin
Jianghuai Lin
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jianghuai Lin and Liqiong (Iris) Yan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

*****

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	Date

/s/ Jianghuai Lin	Chief Executive Officer and Chairman of the Board	June 27, 2025
Jianghuai Lin	(Principal Executive Officer)

/s/ Liqiong (Iris) Yan	Chief Financial Officer	June 27, 2025
Liqiong (Iris) Yan	(Principal Financial and Accounting Officer)

/s/ Zhiqiang Zhao	Director and President	June 27, 2025
Zhiqiang Zhao

/s/ Yong Jiang	Director	June 27, 2025
Yong Jiang

/s/ Remington C.H. Hu	Director	June 27, 2025
Remington C.H. Hu

/s/ Ping Cai	Director	June 27, 2025
Ping Cai

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SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Taoping Inc., has signed this registration statement or amendment thereto in New York, New York, U.S.A. on June 27, 2025.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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